EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-88414, 333-34524, 333-33173, 333-53302, 333-64464, 333-87070, 333-101757, 333-118757 and 333-167298) of The Cheesecake Factory Incorporated of our report dated February 23, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 23, 2011